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                                                         Page 11 of 12 Pages


                                                                   EXHIBIT 4

                           LIMITED POWER OF ATTORNEY

        WHEREAS, the Commonwealth of Pennsylvania State Employes' Retirement Board is an independent administrative board of the Commonwealth of Pennsylvania, transacting business as the Commonwealth of Pennsylvania State Employes' Retirement System (the "System") acting under Act 31 of 1974, Title 71 of the Pennsylvania Consolidated Statutes, Section 5101, et seq.; and

        WHEREAS, the System appointed Miller Anderson & Sherrerd, LLP, a Pennsylvania limited liability partnership ("MAS") to serve as one of the System's equity investment advisors, and memorialized such relationship in that certain Advisory Agreement for Equity Investments dated as of January 1, 1993, and assigned Miscellaneous Encumbrance number 370127 (the "Contract"); and

        WHEREAS, the Contract authorizes MAS, inter alia, to act as an investment advisor and manager for the System, exercising full power and authority on behalf of the System to purchase and sell securities and take any other action and exercise any other power reasonably necessary to carry out the investment activities authorized by the System; and

        WHEREAS, subsequent to execution of the Contract, and with the System's consent, MAS became an indirect, wholly-owned subsidiary of the Morgan Stanley Group ("Morgan Stanley"); and

        WHEREAS, it has become necessary for MAS, through Morgan Stanley, to prepare and file certain schedules and reports (including but not limited to Schedule 13G) with the Securities and Exchange Commission and other federal or state regulatory agencies in connection with its establishment and maintenance of an investment portfolio for the System; and

        WHEREAS, the System desires to memorialize the authority of MAS, through Morgan Stanley, to prepare and file such schedules and reports,

        NOW, THEREFORE, the System constitutes and appoints Donald P. Ryan and Stuart J.M. Breslow, in their capacities as officers of Morgan Stanley, to serve as the System's true and lawful attorneys-in-fact, and in its name, place and stead, for its use and benefit, such attorneys are or either one of them is hereby authorized, directed and empowered to prepare, execute and file any and all schedules and reports pertaining to the System's portfolio as MAS and such officer(s) deem necessary or desirable.

        The undersigned gives to said attorneys-in-fact full power and authority to execute and deliver such instruments as if the undersigned were personally present and acting, hereby ratifying and confirming all that said attorneys-in-fact shall lawfully have done to prepare such schedules and reports for filing.

        Third parties without actual notice may rely upon the authority granted under this Limited Power of Attorney upon the exercise of such authority by either of the aforesaid officers appointed hereby that all conditions precedent to such exercise of

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                                                           Page 12 of 12 Pages

                                                                     EXHIBIT 4


power have been satisfied, and that this Limited Power of Attorney is in full force and effect until December 31, 1997 unless an instrument of amendment or earlier revocation has been recorded in the Recorder's Office in and for Dauphin County, Pennsylvania.

        IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be signed in its name by its Chief Investment Officer this 23rd day of May, 1997.

                                        COMMONWEALTH OF PENNSYLVANIA
                                        STATE EMPLOYES' RETIREMENT SYSTEM

                                        By /s/ Peter M. Gilber
                                            --------------------------------
                                               Peter M. Gilbert
                                               Chief Investment Officer


================================================================================

COMMONWEALTH OF PENNSYLVANIA  :
                              : SS:
COUNTY OF DAUPHIN             :

        On this 23 day of May, 1997, before me, the undersigned Notary Public in and for said Commonwealth, personally appeared Peter M. Gilbert, Chief Investment Officer of the Commonwealth of Pennsylvania State Employes' Retirement System, who, being duly sworn according to law, deposes and says he executed the foregoing Limited Power of Attorney in his official capacity for the purposes therein.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                /s/ Darlene K. Thumma
                                    ----------------------------------
                                           Notary Public

                                 Notarial Seal
                        Darlene K. Thumma, Notary Public
[SEAL]                     Harrisburg, Dauphin County
                       My Commission Expires Feb. 3, 2001